Exhibit 99.1

Kona Grill Reports Third Quarter 2016 Results

- Same-Store Sales Growth of 0.7% -

- Board of Directors Authorizes $5 Million Stock Repurchase Plan -

SCOTTSDALE, AZ – October 27, 2016 ─ Kona Grill, Inc. (NASDAQ: KONA), an American grill and sushi bar, reported financial results for the third quarter ended September 30, 2016. The Company also revised its 2016 annual guidance, reconfirmed its intention to generate positive earnings in 2017, and announced that its Board of Directors has authorized a $5 million stock repurchase program.

Third Quarter 2016 Highlights vs. Year-Ago Quarter

●	Restaurant sales increased 20.7% to $43.4 million.
●	Same-store sales increased 0.7% lapping a 1.6% gain from the prior year and marking growth in 24 of the last 25 quarters.
●	Opened restaurants in Franklin, Tennessee and Honolulu, Hawaii.
●	Net loss of $2.6 million, or ($0.24) per share compared to net loss of $1.5 million, or ($0.13) per share.
●	Restaurant operating profit*, a non-GAAP measure, increased 7.8% to $6.0 million compared to $5.6 million.
●	EBITDA*, a non-GAAP measure, increased 33.3% to $1.4 million compared to $1.1 million.
●	Adjusted EBITDA*, a non-GAAP measure, increased 13.2% to $3.2 million compared to $2.8 million.

* For a reconciliation of restaurant operating profit, EBITDA and Adjusted EBITDA to the most directly comparable financial measures presented in accordance with GAAP and a discussion of why the Company considers them useful, see the financial information accompanying this release.

“Same-store sales rose 0.7% during the third quarter in the face of a soft casual dining environment and unprecedented flooding in Louisiana, which closed and limited operating hours at our Baton Rouge restaurant for several days. We are, however, pleased to have outpaced the industry benchmark by 180 basis points, extended our track record of same-store sales gains to 14 straight quarters, and to have grown same-store sales in 24 of the last 25 quarters despite these headwinds,” said Berke Bakay, President and CEO of Kona Grill.

“Our five restaurant openings within the past six months and nine restaurant openings during the trailing 12 months have resulted in Kona Grill achieving among the highest unit growth rates within the restaurant industry. We are further pleased to have expanded our footprint significantly over the past three years and will have almost doubled our restaurant portfolio from 23 restaurants in October 2013 to 45 restaurants by December 2016. However, given the size of our footprint, the high percentage of operating weeks from new restaurants combined with new restaurant inefficiencies negatively impacted third quarter profitability. In view of these factors and the soft consumer environment, we are revising our 2016 annual guidance to reflect current expectations and updated timelines for two upcoming restaurant openings. Still, even with this revised outlook, we expect to grow sales by 20%, achieve positive same-store sales in the 1.5% to 2.0% range, increase EBITDA by at least 30%, and increase Adjusted EBITDA by 15% during 2016,” he added.

“Looking ahead, we are positioning ourselves for an even stronger 2017 and future. By targeting three new restaurant openings compared to eight, we will be better able to digest our recent high growth and increase our operational focus to ramp up four-wall margins across the entire system. We will also be able to reduce the amount of preopening and depreciation expense as well as dramatically lowering our capital expenditures for increased financial flexibility. Finally, we intend to make effective use of our recently upsized credit facility for the benefit of all shareholders,” he continued.

Third Quarter 2016 Financial Results

Restaurant sales increased 20.7% to $43.4 million in the third quarter of 2016 compared to $35.9 million in the third quarter of 2015. The increase was primarily driven by operating week growth of 26.4% from nine restaurants opened since October 2015.

Same-store sales increased 0.7% in the third quarter of 2016 as compared to a 1.6% increase in the third quarter of last year. The increase in same-store sales this year reflects a higher average check per customer, driven by pricing and a favorable menu mix, partially offset by a decline in traffic.

Net loss in the third quarter of 2016 was $2.6 million, or ($0.24) per share, compared to net loss of $1.5 million, or ($0.13) per share, in the year-ago quarter.

Restaurant operating profit*, a non-GAAP measure, increased 7.8% in the third quarter of 2016 to $6.0 million compared to $5.6 million in the same quarter of 2015. Restaurant operating profit for the comparable restaurant base remained strong and contributed to the year-over-year increase. As a percentage of sales, restaurant operating profit was 13.8% compared to 15.4% in the third quarter last year. Three underperforming restaurants and new unit inefficiencies at five recently opened restaurants were a significant factor in the decrease in restaurant operating profit as a percentage of restaurant sales.

Financial Guidance

The Company has revised its 2016 guidance to restaurant sales of $172 million, representing 20% year-over-year growth, compared to $143 million in 2015, and adjusted its same-store sales growth estimate to 1.5% to 2.0%. The Company also adjusted its 2016 forecast of Adjusted EBITDA* to $13.8 million, which represents 15% year-over-year growth. The Company further projects growing EBITDA by over 30%.

The Company has not reconciled EBITDA and Adjusted EBITDA guidance to the corresponding GAAP financial measure because it does not provide guidance for the various reconciling items. The Company is unable to provide guidance for these reconciling items since certain items that impact net income are outside of its control and cannot be reasonably predicted. Accordingly, reconciliations to the corresponding GAAP financial measures are not available without unreasonable effort.

The Company reduced its forecast of capital expenditures, net of tenant allowances, to range from $32 million to $34 million, primarily related to new restaurant development and remodeling initiatives.

Amended Credit Agreement

On October 12, 2016, the Company entered into a five-year amended credit agreement with KeyBank National Association and Zions First National Bank providing for revolving and term credit facilities totaling $60 million. The amended credit facilities consist of a $45 million senior secured revolving credit facility and a $15 million senior secured term loan facility. The amended credit facilities replace an existing $35 million credit line.

The amended facilities allow for available borrowings of $60 million compared to $35 million under the old facility and contains an accordion feature that could increase availability by an additional $25 million for total availability of $85 million.  The amended facility bears interest between 1.75% and 2.75% over LIBOR, depending upon the Company's leverage ratio. The amended facilities also provide additional flexibility on capital distributions and contains generally less restrictive financial covenants.  The facilities are secured by the assets of the Company and has a five-year term with an option to extend the term for one year upon the Lenders' consent.

Stock Repurchase Program

The Board of Directors authorized the repurchase of $5 million of its common stock.  The Company may repurchase shares on the open market, through privately negotiated transactions, and through trading plans designed to comply with Rule 10b5-1 of the Securities and Exchange Act of 1934.  Purchases will be made at times and prices considered appropriate by management, subject to any applicable blackout periods.  The share repurchase program may also be modified, suspended, or discontinued at any time.

"The new stock repurchase program is a clear demonstration of our confidence in the future of Kona Grill and follows our November 2015 $10 million stock repurchase plan that was completed earlier this year," Bakay concluded.

Development Update

The Company expects to open eight restaurants in 2016, representing over 20% unit growth. The Company opened two restaurants during the third quarter in Franklin, Tennessee and Honolulu, Hawaii, a restaurant in Huntsville, Alabama in October, and expects to open restaurants in Winter Park, Florida and San Antonio, Texas during the fourth quarter.

The Company’s two international franchise partners in the United Arab Emirate and Mexico continue to make progress on the development of Kona Grill restaurants outside of the United States. Each partner is expected to open a Kona Grill restaurant in their respective country during 2017.

The Company plans to open three restaurants next year but currently only has two lease commitments for 2017 and one lease commitment for 2018. This flexibility enables the Company to alter its growth plans based upon market conditions. The Company believes that reducing its rate of expansion positions itself to generate positive earnings through lower preopening and depreciation expenses while enabling the team to focus greater attention on building sales and margins at new restaurants to the levels of comparable base restaurants over time.

Conference Call

Kona Grill will hold a conference call today at 4:30 p.m. Eastern time to discuss its financial results for the third quarter ended September 30, 2016. The Company’s President and CEO Berke Bakay and CFO Christi Hing will host the call, followed by a question and answer session.

To access the conference call investors may dial-in using the toll free number of 1-719-325-4770. The conference call will be followed by a question and answer session. The conference call will be broadcast simultaneously over the internet and will be accessible via the investors section of the Company’s website at www.konagrill.com.

A replay of the conference call will be available after 7:30 p.m. Eastern time on the same day through November 27, 2016 by calling the toll-free number of 1-858-384-5517. To access the replay please use the ID number 9057203. The replay will also be available via the investors section of the Company’s website.

About Kona Grill

Kona Grill (NASDAQ: KONA) features a global menu of contemporary American favorites, award-winning sushi, and specialty cocktails. Kona Grill owns and operates 43 restaurants, guided by a passion for quality food and personal service. Restaurants are currently located in 23 states and Puerto Rico: Alabama (Huntsville); Arizona (Chandler, Gilbert, Phoenix, Scottsdale); California (Irvine); Colorado (Denver); Connecticut (Stamford); Florida (Miami, Sarasota, Tampa); Georgia (Alpharetta); Hawaii (Honolulu); Idaho (Boise); Illinois (Lincolnshire, Oak Brook); Indiana (Carmel); Louisiana (Baton Rouge); Maryland (Baltimore); Michigan (Troy); Minnesota (Eden Prairie, Minnetonka); Missouri (Kansas City); Nebraska (Omaha); New Jersey (Woodbridge); Nevada (Las Vegas (2)); Ohio (Cincinnati, Columbus); Puerto Rico (San Juan); Tennessee (Franklin); Texas (Austin, Dallas, El Paso, Fort Worth, Friendswood, Houston, Plano, San Antonio, The Woodlands); Virginia (Arlington, Fairfax, Richmond). For more information, visit www.konagrill.com.

Forward-Looking Statements

Various remarks we make about future expectations, plans, and prospects for the Company constitute forward-looking statements for purposes of the Safe Harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding our expectations, beliefs, intentions, plans, objectives, goals, strategies, future events, or performance and underlying assumptions and other statements that are not purely historical. These statements relate to our future financial performance and development plans, including but not limited to those relating to our sales trends, projected earnings, expenses, and capital expenditures for 2016, expectations of new store openings as well as international franchise development in 2017 and beyond and availability of capital. We have attempted to identify these statements by using forward-looking terminology such as “may,” “will,” “anticipates,” “expects,” “believes,” “intends,” “should,” or comparable terms. All forward-looking statements included in this press release are based on information available to us on the date of this release and we assume no obligation to update these forward-looking statements for any reason. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those described in the statements. Investors are referred to the full discussion of risks and uncertainties associated with forward-looking statements and the discussion of risk factors contained in the company's filings with the Securities and Exchange Commission.

KONA GRILL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	September 30,	December 31,
	2016	2015
	(Unaudited)

ASSETS
Cash and cash equivalents	$6,143	$9,055
Other current assets	5,916	4,391
Other assets	1,172	1,146
Property and equipment, net	107,907	87,252
Total assets	$121,138	$101,844

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities	$18,628	$18,830
Borrowing under credit facility	25,000	-
Long-term obligations	28,562	20,323
Stockholders’ equity	48,948	62,691
Total liabilities and stockholders’ equity	$121,138	$101,844

KONA GRILL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)

(in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(Unaudited)		(Unaudited)

Restaurant sales	$43,358	$35,925	$125,931	$104,957
Costs and expenses:
Cost of sales	11,602	9,812	33,316	28,552
Labor	16,005	12,687	45,602	36,471
Occupancy	3,499	2,638	10,006	7,496
Restaurant operating expenses	6,269	5,238	17,973	14,824
General and administrative	3,127	3,101	9,980	9,527
Preopening expenses	1,430	1,379	3,443	3,302
Depreciation and amortization	3,837	2,471	10,338	6,945
Other expenses	-	-	-	161
Total costs and expenses	45,769	37,326	130,658	107,278
Income (loss) from operations	(2,411)	(1,401)	(4,727)	(2,321)
Interest expense, net	138	42	263	133
Income (loss) before income taxes	(2,549)	(1,443)	(4,990)	(2,454)
Income tax expense	6	25	56	32
Net income (loss)	$(2,555)	$(1,468)	$(5,046)	$(2,486)

Net income (loss) per share:
Basic	$(0.24)	$(0.13)	$(0.46)	$(0.22)
Diluted	$(0.24)	$(0.13)	$(0.46)	$(0.22)

Weighted average shares outstanding:
Basic	10,500	11,277	10,897	11,261
Diluted	10,500	11,277	10,897	11,261

Comprehensive income (loss)	$(2,555)	$(1,468)	$(5,046)	$(2,486)

Reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Restaurant Operating Profit

We prepare our financial statements in accordance with U.S. GAAP. Within our press release, we make reference to non-GAAP EBITDA, Adjusted EBITDA and Restaurant Operating Profit. Restaurant Operating Profit is defined as restaurant sales minus cost of sales, labor, occupancy and restaurant operating expenses. Restaurant Operating profit does not include general and administrative expenses, depreciation and amortization, or preopening expenses. We believe Restaurant Operating Profit is an important component of financial results because: (i) it is a widely used metric within the restaurant industry to evaluate restaurant-level productivity, efficiency, and performance; and (ii) we use Restaurant Operating Profit as a key metric to evaluate our restaurant financial performance compared to that of our competitors.

EBITDA represents net income (loss) plus the sum of interest, taxes, depreciation and amortization. Adjusted EBITDA is defined as net income (loss) plus the sum of interest, taxes, depreciation and amortization, preopening expense, stock-based compensation and unusual or non-recurring items. EBITDA and Adjusted EBITDA are presented because: (i) we believe it is a useful measure for investors to assess the operating performance of our business without the effect of non-cash items such as depreciation and amortization and stock-based compensation as well as the costs of opening new restaurants; (ii) we believe that investors will find these measures useful in assessing our ability to service or incur indebtedness; and (iii) we use EBITDA and Adjusted EBITDA internally as a benchmark to evaluate our operating performance and compare our performance to that of our competitors. Restaurant Operating Profit, EBITDA and Adjusted EBITDA may not be comparable to the same or similarly titled measures computed by other companies.

The table below sets forth our reconciliation of Net Income (Loss) to EBITDA, Adjusted EBITDA and Restaurant Operating Profit (dollars in thousands):

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	% Growth	2016	2015	% Growth
	(Unaudited)			(Unaudited)

Net income (loss)	$(2,555)	$(1,468)		$(5,046)	$(2,486)
Income tax expense	6	25		56	32
Interest expense, net	138	42		263	133
Depreciation and amortization	3,837	2,471		10,338	6,945
EBITDA	$1,426	$1,070	33.3%	$5,611	$4,624	21.3%
Preopening expenses	1,430	1,379		3,443	3,302
Stock-based compensation	320	356		942	1,019
Other	-	-		-	161
Adjusted EBITDA	$3,176	$2,805	13.2%	$9,996	$9,106	9.8%
General and administrative, excluding stock-based compensation above	2,807	2,745		9,038	8,508
Restaurant operating profit	$5,983	$5,550	7.8%	$19,034	$17,614	8.1%

Restaurant operating profit margin (A)	13.8%	15.4%		15.1%	16.8%

(A) Restaurant operating profit margin is calculated as restaurant operating profit divided by restaurant sales.

KONA GRILL, INC.

Selected Supplemental Operating Information

	Three Months Ended September 30,			Nine Months Ended September 30,
	2016	2015	Growth %	2016	2015	Growth %

Same-store sales percentage change	0.7%	1.6%		2.2%	1.6%

Restaurants opened during the period	2	0		5	3
Restaurants at the end of the period	42	33	27%	42	33	27%

Restaurant operating weeks
Comparable restaurant base	394	320		1,165	906
Non-comparable restaurant base	142	105		338	308
Total restaurant operating weeks	536	425	26%	1,503	1,214	24%
Restaurant operating week growth
Non-comparable restaurant base as a percentage of total restaurant operating weeks	26.4%	24.7%		22.5%	25.4%

Kona Grill Investor Relations Contact:

Kona Grill, Inc.

Christi Hing, Chief Financial Officer

(480) 922-8100

investorrelations@konagrill.com